BRITISH COLUMBIA

NUMBER: **686829**

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify *that*

TCH MINERALS INC.

has this day been incorporated under the *Company Act*

Issued *under my hand at Victoria, British Columbia*

on February 06, 2004

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA